EXHIBIT 10.3

FIRST AMENDMENT TO THE

THE FEDERAL HOME LOAN BANK OF BOSTON
THRIFT BENEFIT EQUALIZATION PLAN
(Effective January 1, 2009)

WHEREAS, the Federal Home Loan Bank of Boston (the “Bank”) has adopted and currently maintains the Federal Home Loan Bank of Boston Thrift Benefit Equalization Plan (the “Thrift BEP”), effective January 1, 2009; and

WHEREAS, Section 8.11 of the Thrift BEP reserves to the Board of Directors of the Bank the right to amend the Thrift BEP from time to time, in whole or in part; and

WHEREAS, the Bank desires to amend the Thrift BEP to (i) specify the qualifications of any entity who may serve as the trustee of any rabbi trust established to fund and pay benefits under the Thrift BEP, (ii) require periodic funding of such rabbi trust, and (iii) provide that a Participant or Beneficiary may recover legal fees if he or she is required to bring a lawsuit to recover benefits from the Thrift BEP.

NOW, THEREFORE, the Thrift BEP is amended as set forth below, effective September 1, 2009:

1.                                     The following sentence is added to the end of Section 7.4:

If a Participant or Beneficiary prevails in a lawsuit to recover benefits under the Plan, the Bank shall pay to the Participant or Beneficiary the reasonable attorneys’ fees and costs incurred by such Participant or Beneficiary in prosecuting such lawsuit.  However, a Participant or Beneficiary shall not be liable for attorney fees or costs incurred by the Bank, the Plan or the Committee in successfully defending a lawsuit brought by such Participant or Beneficiary to recover benefits under the Plan, unless a court has finally determined that the Participant or Beneficiary acted in bad faith or that the lawsuit was frivolous.

2.                                     The following new Section 8.13 is added to the Thrift BEP, and reads as follows:

8.13         Trust Provisions.  The trustee of any trust established for the funding and payment of benefits under the Plan shall be a national bank or trust company, be duly authorized to conduct trust business, be organized under the laws of the United States or any of the 50 states thereof, and be independent of and not subject to control of the Bank or any Participant of the Plan.

The Bank shall contribute at least quarterly to such trust or fund the amount, if any, by which the then aggregate balance of the Accounts of all Participants and Beneficiaries in the Plan exceeds the fair market value of the assets in such trust or fund.  This provision will survive any amendment or termination of the Plan until all accrued benefits have been paid.

IN WITNESS WHEREOF, the undersigned hereby certifies that the foregoing amendment was duly adopted at a meeting of the Board of Directors of the Bank on September 18, 2009.

Executed this 30th day of October, 2009.

FEDERAL HOME LOAN BANK OF BOSTON

By:	/s/ Ellen McLaughlin
Senior Vice President and General Counsel